UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report:  February 10, 2012
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Lewis Randall resigned from the Board of Directors of E*TRADE Financial Corporation (the “Company”) effective February 10, 2012 (the “Effective Date”) after almost thirty years of service as a member of the Board of Directors.

As of the Effective Date, the Board of Directors expanded the number of members of the Board from eleven to twelve and elected Mr. Rodger A. Lawson and Ms. Rebecca Saeger to its Board of Directors.  Mr. Lawson and Ms. Saeger will be Class III members of the Board and will stand for re-election at the next Annual Stockholders Meeting in May, 2012.

Consistent with the Company’s non-employee director compensation policy, as of the Effective Date, the Board of Directors approved the payment of a pro-rata retainer to each of Mr. Lawson and Ms. Saeger in the amount of $12,500 in cash; and a grant of restricted stock with a fair market value on the date of grant equal to $12,500, which will vest in two equal annual installments.  Otherwise, Mr. Lawson and Ms. Saeger will be compensated under the terms of the Company’s non-employee director compensation policy as in effect from time to time, as described in the Company’s proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated:	February 10, 2012	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary